EXHIBIT 8.1

List of Principal Subsidiaries and Consolidated Affiliated Entities

Subsidiaries:

Baidu Online Network Technology (Beijing) Co., Ltd. — Incorporated in the PRC

Baidu Holdings Limited — Incorporated in the British Virgin Islands

Baidu (China) Co., Ltd. — Incorporated in the PRC

Baidu.com Times Technology (Beijing) Co., Ltd. — Incorporated in the PRC

Baidu Japan Inc. — Incorporated in Japan

Baidu (Hong Kong) Limited — Incorporated in Hong Kong

Qunar Cayman Islands Limited — Incorporated in the Cayman Islands

Qiyi.com, Inc. — Incorporated in the Cayman Islands

B.D. Mobile Telecommunications Limited — Incorporated in the Cayman Islands

Baidu Cloud Computing Technology (Beijing) Co., Ltd.— Incorporated in the PRC

Baidu Cloud Computing Technology (Shanxi) Co., Ltd.— Incorporated in the PRC

91 Wireless Websoft Limited — Incorporated in the Cayman Islands

Consolidated Affiliated Entities:

Beijing Baidu Netcom Science Technology Co., Ltd. — Incorporated in the PRC

Beijing Perusal Technology Co., Ltd. — Incorporated in the PRC

Beijing BaiduPay Science and Technology Co., Ltd. — Incorporated in the PRC